[Grant Thornton Letterhead]

U.S. Securities and Exchange  Commission

Office of the  Chief Accountant

100 F Street, NE Washington, DC  20549

September 6, 2013

Re:  Century Casinos, Inc.  File No. 0-22900

Dear Sir or  Madam:

We have read  Item 4.01 of Form 8-K of Century Casinos,  Inc. dated September 4, 2013, and agree  with the statements concerning our  Firm  contained therein.

Very truly  yours,

/s/ GRANT THORNTON LLP